Exhibit 99.2

R1 RCM Completes Acquisition of Cloudmed

Combined company to deliver a scalable, flexible, and integrated platform to optimize revenue cycle and consumer engagement in healthcare

R1 to Host Conference Call on June 27 at 4:30pm ET

MURRAY, Utah, June 21, 2022 – R1 RCM Inc. (NASDAQ: RCM) (“R1”), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced it has completed its previously announced acquisition of Cloudmed.

Together the companies will be positioned to deliver a leading platform for healthcare provider revenue cycle management (RCM) and drive further digital transformation through automation and AI. With extensive expertise and solutions spanning the RCM spectrum, R1 believes the combined organization will strengthen its position as the partner of choice to healthcare providers and physician groups.

“I am pleased to welcome Cloudmed to the R1 family. With this combination, we have the right people, technology and culture of innovation to support our clients as they navigate the evolving complexities of healthcare,” said Joe Flanagan, chief executive officer of R1. “I welcome Lee Rivas as president of R1 and look forward to working with him and the entire team to be a trusted revenue partner to our clients.”

“Healthcare providers want to focus on what they do best—taking care of patients,” said Lee Rivas, president of R1. “Our combined company now delivers a complete range of flexible solutions to directly solve our clients’ revenue cycle needs. The team is excited to be part of R1.”

R1 is pleased to announce the appointment of three new members to its Board of Directors:

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Kyle Armbrester, chief executive officer and a director of Signify Health. Mr. Armbrester was previously at athenahealth, where he served as senior vice president and chief product officer, and prior to that served as vice president, strategy & corporate development

•	Jeremy Delinsky, chief operating officer of Devoted Health. Mr. Delinsky previously served as chief technology officer of Wayfair and chief technology officer of athenahealth

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Matthew Holt, managing director and president, Private Equity of New Mountain Capital LLC. Since 2001, Mr. Holt has focused on growth buyouts across a range of industries including healthcare products, health technology, materials and infrastructure.

Conference Call

R1 will host a conference call on June 27 at 4:30pm ET to discuss the company’s updated guidance and business outlook. To participate, please dial 888-330-2022 (646-960-0690 outside the U.S. and Canada) using conference code number 5681952. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s website at ir.r1rcm.com.

About R1 RCM

R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of hospitals, health systems, and medical groups. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com.

Forward-Looking Statements

This news release includes information that may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events and relationships, plans, future growth and future performance, including, but not limited to, statements about the expected effects and benefits of the acquisition of Cloudmed, the strategic direction of the combined company, our other strategic initiatives, our capital plans, our costs, our ability to successfully implement new technologies, our future financial and operational performance, and our liquidity. These statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “plan,” “predict,” “project,” “target,” “contemplate,” “would,” “seek,” “see” and similar expressions or variations or negatives of these words, although not all forward-looking statements contain these identifying words. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of R1’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, assurance, prediction or definitive statement of fact or probability. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risk and uncertainties related to: (i) R1’s ability to timely and successfully achieve the anticipated benefits and potential synergies of the acquisition of Cloudmed; (ii) R1’s ability to retain existing customers or acquire new customers; (iii) the development of markets for R1’s revenue cycle management offering; (iv) variability in the lead time of prospective customers; (v) competition within the market; (vi) breaches or failures of R1’s information security measures or unauthorized access to a customer’s data; (vii) delayed or unsuccessful implementation of R1’s technologies or services, or unexpected implementation costs; (viii) disruptions in or damages to R1’s global business services centers and third-party operated data centers; and (ix) the impact of the COVID-19 pandemic on R1’s business, operating results, and financial condition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, our quarterly reports on Form 10-Q, the registration statement on Form S-4 and the proxy statement included therein that was filed relating to the transactions described herein and any other periodic reports that we file with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. R1 assumes no obligation and does not intend to update these forward-looking statements, except as required by law. You are cautioned not to place undue reliance on such forward-looking statements.

Contacts

R1 RCM Inc.

Investor Relations:

Atif Rahim

312.324.5476

investorrelations@r1rcm.com

Media Relations:

Natalie Pacini

415.335.7641 ext 43

natalie@highwirepr.com